                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



As independent public accountants, we hereby consent to the use of our report dated March 28, 2001 on the financial statements of EME Homer City Generation L.P. included in Edison Mission Holdings Co.'s Annual Report on Form 10-K for the year ended December 31, 2000, incorporated by reference in this registration statement and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP


Orange County, California
September 24, 2001